                                 LAW OFFICES OF
                             KELLER ROHRBACK L.L.P.
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                  A PROFESSIONAL LIMITED LIABILITY PARTNERSHIP


                               November 28, 2000
                                                                       EXHIBIT 5



To the Board of Directors
Frontier Financial Corporation
332 S.W. Everett Mall Way
Everett, Washington 98204

        Re:    Frontier Financial Corporation Registration Statement of Form S-4

Ladies and Gentlemen:

        We are acting as counsel for Frontier Financial Corporation, a Washington bank holding company ("Frontier"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 738,661 shares of common stock of Frontier, no par value per share (the "Shares"), to be issued in accordance with the Agreement and Plan of Mergers dated October 23, 2000, between Frontier, Frontier Bank, Interbancorp, Inc. and Inter Bank (the "Merger Agreement"). A registration statement on Form S-4 (the "Registration Statement") is being filed under the Act with respect to the offering of the Shares pursuant to the Merger Agreement.

        In connection with the offering of the Shares, we have examined: (i) the Merger Agreement; (ii) the Registration Statement; and (iii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of Frontier, or representations and warranties of Frontier contained in the Merger Agreement.

        Based and relying solely upon the foregoing, it is our opinion that the Shares, upon issuance pursuant to the Merger Agreement after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Washington and will be fully paid and not assessable.

        Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In giving this consent, we do not admit that we are experts within the meaning of the Act.

                                               Very truly yours,

                                               /s/

                                               KELLER ROHRBACK L.L.P.



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